EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Incentive Plan of LASER Mortgage Management, Inc. of our report dated September 26, 1997, with respect to the statement of financial condition of LASER Mortgage Management, Inc., included in its Registration Statement on Form S-11, first filed with the Securities and Exchange Commission on September 16, 1997, as amended.


/s/ DELOITTE & TOUCHE LLP

New York, New York

December 17, 1997